EXHIBIT 23


                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement Nos. 33-44581, 33-44582, 33-45491, 333-39738 and 333-66426 of Public Service
Enterprise Group Incorporated on Form S-8 and Registration Statement Nos. 33-49123, 333-47714 and 333-86372 on Form S-3 of our report dual dated February 15, 2002, (except for Notes 1, 2, 3, 6, 8, 9, 12, 15, and 16, as to which the date is November 22, 2002), appearing in the Current Report on Form 8-K of the Company dated November 22, 2002.

DELOITTE & TOUCHE LLP

Parsippany, New Jersey
November 22, 2002